UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83-2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Braintree Hill Office Park
Suite 101
Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

(781) 848-3733

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	ESMT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2023, EngageSmart, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Icefall Parent, LLC, a Delaware limited liability company and affiliate of Vista Equity Partners (“Parent”), and Icefall Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

A special committee (the “Special Committee”) of independent and disinterested members of the Company’s board of directors (the “Company Board”) unanimously adopted resolutions recommending that the Company Board approve and adopt the Merger Agreement and the transactions contemplated thereby and agreeing to recommend that the Unaffiliated Company Stockholders adopt the Merger Agreement. Thereafter, the Company Board unanimously approved the Merger Agreement and agreed to recommend that the stockholders of the Company adopt the Merger Agreement. The Special Committee determined that the Merger Agreement and the transaction contemplated thereby are advisable, fair to and in the best interest of the Company and the Unaffiliated Company Stockholders. The Company Board determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interest of the Company and its stockholders.

At the effective time of the Merger (the “Effective Time”):

(i) each share of Company common stock outstanding as of immediately prior to the Effective Time (other than shares held by the Company, the Buyer Parties and any of their subsidiaries (including the shares of Company common stock rolled over by General Atlantic as described below) (the “Owned Company Shares”) and shares of Company common stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”)) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00, without interest thereon (the “Per Share Price”); and

(ii) each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

The Merger Agreement also provides that, at the Effective Time, automatically and without any required action on the part of the holder thereof:

(i) each outstanding Company Option that is vested at the Effective Time, or that vests as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Company Option”), will be converted into the right to receive a cash payment equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company Option multiplied by (B) the amount by which the Per Share Price exceeds the applicable per share exercise price of such Vested Company Option (the “Vested Company Option Consideration”);

(ii) each outstanding Company Option that is not a Vested Company Option (each, an “Unvested Company Option”) will be converted into the contingent right to receive from Parent or the Surviving Corporation a converted cash award (a “Converted Cash Award”) equal in value to (A) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (B) the amount by which the Per Share Price exceeds the applicable per share exercise price of such Unvested Company Option, which Converted Cash Award will remain subject to the same vesting terms and conditions of the corresponding Unvested Company Option;

(iii) each outstanding Company RSU that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Company RSU”) will be converted into the right to receive a cash payment equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price (the “Vested Company RSU Consideration”); and

(iv) each outstanding Company RSU that is not a Vested Company RSU will be converted into a Converted Cash Award with respect to an amount in cash equal to (A) the total number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price, which Converted Cash Award will remain subject to the same vesting terms and conditions of the corresponding Company RSU.

The Vested Company Option Consideration and Vested Company RSU Consideration, as applicable, will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL.

If the Merger is consummated, the Company common stock will be de-listed from The NYSE and de-registered under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the Effective Time.

Conditions to the Merger

Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the: (i) affirmative vote of the holders of a majority of all of the outstanding shares of Company common stock to adopt the Merger Agreement; (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company common stock held by the Unaffiliated Company Stockholders to adopt the Merger Agreement; (iii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)); (v) absence of any law or order restraining, enjoining or otherwise prohibiting the Merger; and (vi) the absence of a Company Material Adverse Effect.

Go-Shop Period and No-Shop Period

From the date of execution of the Merger Agreement until 11:59 p.m., Eastern time, on November 22, 2023 (the “No-Shop Period Start Date”), the Company has the right to:

(i) solicit, initiate, propose or induce the making, submission or announcement of an Acquisition Proposal, including by providing non-public information and data relating to the Company or any of its Subsidiaries and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to any person (and its representatives, including potential financing sources of such person) that has entered into an Acceptable Confidentiality Agreement; and

(ii) participate or engage in discussions or negotiations with any such person with respect to an Acquisition Proposal.

From the No-Shop Period Start Date until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company and the Special Committee, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

Regulatory Efforts

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to cause the conditions to the Merger to be satisfied. If necessary to receive clearance of the Merger pursuant to the HSR Act, the Buyer Parties must offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries and any other restrictions on the activities of the Company and its Subsidiaries, except, in each case, if any of the foregoing would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

Termination and Fees

The Merger Agreement contains certain termination rights for the Buyer Parties. Upon termination of the Merger Agreement under specified circumstances, including the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent a termination fee of $144,370,000 (or a reduced termination fee equal to $72,185,000 in certain circumstances if such termination occurs prior to the No-Shop Period Start Date and the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal at the time of such termination). The $144,370,000 termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 23, 2024.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the consummation of the Merger. The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Each of the Company and the Buyer Parties’ liability for monetary damages for breaches of the Merger Agreement are capped at $288,740,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Financing

Also on October 23, 2023, in connection with the execution of the Merger Agreement, Parent has delivered a commitment letter between Parent and Vista Equity Partners Fund VIII, L.P., pursuant to which Vista Equity Partners Fund VIII, L.P. has committed, subject to the terms and conditions contained therein, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the full amount of the aggregate merger consideration payable in the Merger, on the terms and subject to the conditions set forth therein. The Company is an express third party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce the obligations of Vista Equity Partners Fund VIII, L.P., on the terms and subject to the conditions set forth therein.

Guarantee

Also on October 23, 2023, in connection with the execution of the Merger Agreement, Parent has delivered a limited guarantee from Vista Equity Partners Fund VIII, L.P. in favor of the Company and pursuant to which, on the terms and subject to the conditions contained therein, Vista Equity Partners Fund VIII, L.P. is guaranteeing certain obligations of the Buyer Parties in connection with the Merger Agreement.

Support Agreement

Also on October 23, 2023, in connection with the Company’s execution of the Merger Agreement, (i) General Atlantic (IC), L.P. and General Atlantic (IC) SPV, L.P. (together “General Atlantic”) and (ii) Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. (“Summit”) entered into Support Agreements (the “Support Agreements”) with Parent and the Company, pursuant to which the stockholders have agreed, among other things, to vote their shares of Company common stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement. The Support Agreements also include certain restrictions on transfer of shares of Company common stock by the stockholders.

Under the Support Agreement with General Atlantic, immediately prior to the Effective Time, General Atlantic will contribute to a direct or indirect parent company of Parent a portion of its holdings of Company common stock in exchange for equity interests in such a direct or indirect parent company of Parent, such that General Atlantic will indirectly own approximately 35% of the Company following consummation of the Merger. As a result of the Merger, the shares of Company common stock contributed to such parent company of Parent by General Atlantic will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Company Shares.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreements, which are attached as Exhibit 10.1 and Exhibit 10.2 and are each incorporated by reference herein. The Support Agreements have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub, General Atlantic, Summit or their respective Subsidiaries or Affiliates. The representations, warranties and covenants contained in the Support Agreements were made only for purposes of the Support Agreements as of the specific dates therein, were solely for the benefit of the applicable parties to the Support Agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Support Agreements, which subsequent information may or may not be reflected in the Company’s public disclosures. The Support Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub, General Atlantic, Summit and the transactions contemplated by the Support Agreements that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Support Agreements, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission, including a Schedule 13E-3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2023, by and among EngageSmart, Inc., Icefall Parent, LLC and Icefall Merger Sub, Inc.*

10.1	Support Agreement, dated as of October 23, 2023, by and among EngageSmart, Inc., Parent and affiliates of General Atlantic

10.2	Support Agreement, dated as of October 23, 2023, by and among EngageSmart, Inc., Parent and affiliates of Summit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed merger of the Company with an affiliate of Vista Equity Partners (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of affiliates of Vista to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) potential litigation relating to the Transaction that could be instituted against Vista, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the Transaction; (xiv) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC; and (xviii) the risks and uncertainties that will be described in the Proxy Statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s website at www.investors.EngageSmart.com or by contacting the Company’s Investor Relations Team at IR@engagesmart.com.

The Transaction will be implemented solely pursuant to the Merger Agreement dated as of October 23, 2023, among the Company, Parent, and Merger Sub, which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 5, 2023 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EngageSmart, Inc.

Date: October 23, 2023	By:	/s/ Cassandra Hudson
	Name:	Cassandra Hudson
	Title:	Chief Financial Officer